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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-84646 and 333-105450 on Form S-8 of our report dated February 25, 2003 (December 12, 2003 as to Note 2, paragraph 2 and Notes 19 and 22) (which report includes an unqualified opinion and an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), included in this Current Report of Asbury Automotive Group, Inc. on Form 8-K under the Securities Exchange Act of 1934, which updates Item 8 of the Annual Report on Form 10-K of Asbury Automotive Group, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Stamford, Connecticut
December 12, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT